UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2016

SCYNEXIS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3610

Jersey City, New Jersey 07302-6548

(Address of principal executive offices, including zip code)

(201) 884-5485

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Termination of Sales Agreement

On April 10, 2016, SCYNEXIS, Inc. (the “Company”) terminated that certain Sales Agreement by and between the Company and Cowen and Company, LLC (“Cowen”), dated November 11, 2015 (the “Agreement”). The Agreement was terminable at will by the Company upon giving ten days written notice to Cowen. The Agreement previously established an “at-the-market” (“ATM”) offering program through which the Company had the right to sell, from time to time, through Cowen, as the Company’s agent, up to an aggregate of $40,000,000 of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Company sold no shares of Common Stock under the Agreement.

Entry into Sales Agreement

On April 11, 2016, the Company entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $40,000,000 of the Company’s Common Stock, through Cantor, as sales agent (the “ATM Offering”). Pursuant to the Sales Agreement, sales of the Common Stock, if any, will be made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-207705), at market prices by any method that is deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, as amended (the “Securities Act”), including sales made directly on the NASDAQ Global Market and any other trading market for the Common Stock, and sales to or through a market maker other than on an exchange.

Subject to the terms and conditions of the Sales Agreement, Cantor will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Global Market to sell on the Company’s behalf all of the shares of Common Stock requested to be sold by the Company. Cantor will offer the Common Stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cantor. The Company will designate the maximum amount of Common Stock to be sold through Cantor on a daily basis or otherwise determine such maximum amount together with Cantor. The Company may instruct Cantor not to sell Common Stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cantor may suspend the offering of Common Stock being made through Cantor under the Sales Agreement upon proper notice to the other party.

The aggregate compensation payable to Cantor as sales agent shall be equal to 3.0% of the gross sales price of the shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to Cantor against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The total expenses of the offering payable by the Company, excluding commissions payable to Cantor under the Sales Agreement, will be approximately $135,000.

The Company is not obligated to make any sales of shares of Common Stock under the Sales Agreement. The offering of Common Stock pursuant to the Sales Agreement will terminate upon (a) the sale of all of the shares of Common Stock subject to the Sales Agreement or (b) the termination of the Sales Agreement by the Company or by Cantor.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of the Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated April 11, 2016, between SCYNEXIS, Inc. and Cantor Fitzgerald & Co.

5.1	Legal Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Eric Francois
Name:	Eric Francois
Title:	Chief Financial Officer

Dated: April 11, 2016

Exhibit Index

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated April 11, 2016, between SCYNEXIS, Inc. and Cantor Fitzgerald & Co.

5.1	Legal Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)